Exhibit 5.1

ATTORNEYS AT LAW

December 19, 2018

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, FL 33431

Re: Celsius Holdings, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Celsius Holdings, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of the sale from time to time of (i) shares of common stock, par value $0.001, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.001, of the Company (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be entered into between the Company and a trustee, as amended from time to time (the “Indenture”); and (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities and other securities or rights (the “Warrants”) (collectively, the Common Stock, the Preferred Stock, the Debt Securities and the Warrants referred to herein as the “Securities”).

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended; (c) the Company’s Bylaws; (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In addition, as to certain factual matters relevant to the opinions expressed below, we have relied upon representations, statements and certificates of officers of the Company.

On the basis of the foregoing and the other provisions set forth herein, we are of the opinion as of this date that:

1.            When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

Gutiérrez Bergman Boulris, PLLC | 901 Ponce de Leon Blvd, Suite 303 | Coral Gables, FL 33134

Office: (305) 358-5100 | Fax: (888) 281-1829

December 19, 2018

2.            Upon proper designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Nevada of a Certificate of Designation relating to such series of Preferred Stock, when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            When the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute binding obligations of the Company.

4.            When the Warrants have been duly authorized and established by the Company, the applicable warrant agreement and the applicable warrant certificates have been duly authorized, executed and delivered, and the Warrants have been duly issued and delivered by the Company, the Warrants will constitute binding obligations of the Company.

We have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. In examining documents, we have assumed that parties, other than the Company, have all necessary power to enter into and perform all of their obligations thereunder and have also assumed the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties, that such documents are legal, valid, binding and enforceable obligations of such parties in accordance with their respective terms and that the representations and warranties made in such documents by any parties are true and correct. We have also assumed that each natural person executing any document relating to the matters covered by this opinion letter has the capacity and is legally competent to do so.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity, binding nature or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate, or fail to comply with, any applicable law affecting the validity, binding nature or enforceability of such security, or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Gutiérrez Bergman Boulris, PLLC | 901 Ponce de Leon Blvd, Suite 303 | Coral Gables, FL 33134
www.gbbpl.com | Office: (305) 358-5100 | Fax: (888) 281-1829

December 19, 2018

Our opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A) The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

(B) We express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, our opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of, the laws of any jurisdiction other than the existing laws of the State of Nevada, the applicable provisions of the Nevada Revised Statutes and the Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Gutierrez Bergman Boulris, PLLC

GUTIERREZ BERGMAN BOULRIS, PLLC

Gutiérrez Bergman Boulris, PLLC | 901 Ponce de Leon Blvd, Suite 303 | Coral Gables, FL 33134
www.gbbpl.com | Office: (305) 358-5100 | Fax: (888) 281-1829